UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2007
Osteotech, Inc.
(Exact name of registrant as specified in its charter)
0-19278
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	13-3357370 (I.R.S. Employer Identification No.)
51 James Way, Eatontown, New Jersey 07724
(Address of principal executive offices, with zip code)
(732) 542-2800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 20, 2007, the Board of Directors (the “Board”) of Osteotech, Inc. (the “Company”) took the following actions with regard to certain of the Company’s executive officers.
Base Salaries. The Board approved annual base salary increases for the following executive officers, effective as of January 1, 2008.

	Previous	Revised
	Annual	Annual
Name	Base Salary	Base Salary

Sam Owusu-Akyaw, President and Chief Executive Officer	$370,000	$400,000
Robert M. Wynalek, President Domestic	$255,000	$264,690
Robert W. Honneffer, Senior Vice President—Operations	$197,000	$204,880
Mark H. Burroughs, Executive Vice President and Chief Financial Officer	$240,000	$248,400
Restricted Stock Units. The Board awarded grants of time-vested and performance-based restricted stock units (“RSUs”) to the following executive officers, effective December 20, 2007. The time-vested grants were awarded under the terms of the Company’s 2000 Stock Plan and the performance-based grants were awarded under the terms of the Company’s 2007 Stock Incentive Plan.

		Performance- Based
Name	Time-Vested RSUs	RSUs

Sam Owusu-Akyaw, President and Chief Executive Officer	9,090	25,910
Robert M. Wynalek, President Domestic	4,200	9,800
Robert W. Honneffer, Senior Vice President—Operations	4,500	10,500
Mark H. Burroughs, Executive Vice President and Chief Financial Officer	4,050	9,450
The time-vested RSUs will vest in four equal installments on December 20, 2008, 2009, 2010, and 2011.
The performance-based RSUs will vest in their entirety on December 20, 2010, subject to the satisfaction of a vesting condition linked to the Company’s earnings per share (“EPS”) for fiscal year 2008. If actual EPS for fiscal year 2008 is less than 90% of the specified EPS target, (as determined by the Board), none of the RSUs will vest. For EPS results between 90% and 160% of the specified EPS target, the RSUs will vest in proportion to the level of EPS achieved, with a minimum vesting percentage of 60% and a maximum vesting percentage of 150% of the total RSUs granted herein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSTEOTECH, INC.
Date: December 21, 2007	By:	/s/ Mark H. Burroughs
Mark H. Burroughs,
Executive Vice President, Chief Financial Officer

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